Exhibit 99.1

Sanara MedTech Inc. Announces the Appointment of Roszell Mack III to its Board of Directors

FORT WORTH, TX / December 15, 2021 (Globe Newswire) -- Sanara MedTech Inc. (“Sanara” or the “Company”) (NASDAQ: SMTI), a provider of products and technologies for surgical and chronic wound care dedicated to improving patient outcomes, announced today that Roszell Mack III has been appointed to the Company’s Board of Directors (the “Board”), effective January 1, 2022.

Ron Nixon, Sanara’s Executive Chairman, stated, “Rosz is a tremendous addition to Sanara’s Board. He has an extensive background in finance, global markets, and scaling technology ventures. We believe his expertise in these areas will add a valuable perspective to our board as we continue to execute our comprehensive wound and skin care strategy.”

Mr. Mack is the President and Managing Member of Mack & Co., LLC.

Mack & Co., LLC and its affiliates are a Dallas, Texas based multi-family office and independent advisory firm focused solely on strategic advisory, direct investments and alternative investment solutions for the family office marketplace. Mack & Co’s clients are institutional global family offices with over $50 billion of investable assets based in the United States, Europe, Latin America, and the Middle East.

Prior to forming Mack & Co., LLC, Mr. Mack co-founded Ascend Venture Group, LLC, a New York-based technology focused venture capital firm.

Prior to the formation of Ascend, Mr. Mack was an investment banker for more than a decade with Goldman Sachs & Co. and Salomon Smith Barney where he worked on the origination, structuring and execution of mergers and acquisitions, capital raising and private placement transactions for institutional clients.

Mr. Mack earned a Bachelor of Arts (Engineering Sciences, Chemical) degree from Yale University and a Master of Business Administration degree from Harvard Business School. He is a member of the Board of Trustees of The Edwin Gould Foundation and the Board of Overseers of the Vanderbilt-Ingram Cancer Center.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets, distributes, and develops wound and skincare products for use by physicians and clinicians in hospitals, clinics, and all post-acute care settings and is seeking to offer wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen®, FORTIFY TRGTM Tissue Repair Graft and FORTIFY FLOWABLETM Extracellular Matrix to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, BIAKŌS™ Antimicrobial Wound Gel, BIAKŌS™ Antimicrobial Skin and Wound Irrigation Solution and HYCOL™ Hydrolyzed Collagen. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement, and cell compatible substrates. The Company believes it has acquired the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost. In addition, Sanara is actively seeking to expand within its six focus areas of wound and skincare for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry. For more information, visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “anticipate,” “believes,” “contemplates,” “continue” “could,” “estimates,” “expect,” “intend,” “may,” “plan,” “potential” “predicts,” “preliminary,” “project,” “seek,” “should,” “target,” “will,” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the development of new products and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as Sanara’s ability to retain key employees, uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations

713-826-0524

CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.